                                                                 EXHIBIT m(3)(d)

                                 AMENDMENT NO. 3
                        TO THE FIRST AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                       OF
                                AIM EQUITY FUNDS

                                (CLASS B SHARES)
                            (SECURITIZATION FEATURE)

The First Amended and Restated Master Distribution Plan (the "Plan"), dated as of December 30, 2001, pursuant to Rule 12b-1 of AIM Equity Funds, a Delaware business trust, is hereby amended as follows:

Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                           FIRST AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                       OF
                                AIM EQUITY FUNDS

                                (CLASS B SHARES)
                               (DISTRIBUTION FEE)

                                                       MAXIMUM                MAXIMUM               MAXIMUM
                                                     ASSET-BASED              SERVICE              AGGREGATE
FUND                                                SALES CHARGE                FEE                   FEE
----                                                ------------                ---                   ---
AIM Aggressive Growth Fund                              0.75%                   0.25%                 1.00%
AIM Basic Value II Fund                                 0.75%                   0.25%                 1.00%
AIM Blue Chip Fund                                      0.75%                   0.25%                 1.00%
AIM Capital Development Fund                            0.75%                   0.25%                 1.00%
AIM Charter Fund                                        0.75%                   0.25%                 1.00%
AIM Constellation Fund                                  0.75%                   0.25%                 1.00%
AIM Core Strategies Fund                                0.75%                   0.25%                 1.00%
AIM Dent Demographic Trends Fund                        0.75%                   0.25%                 1.00%
AIM Diversified Dividend Fund                           0.75%                   0.25%                 1.00%
AIM Emerging Growth Fund                                0.75%                   0.25%                 1.00%
AIM Large Cap Basic Value Fund                          0.75%                   0.25%                 1.00%
AIM Large Cap Growth Fund                               0.75%                   0.25%                 1.00%
AIM Mid Cap Growth Fund                                 0.75%                   0.25%                 1.00%
AIM U.S. Growth Fund                                    0.75%                   0.25%                 1.00%
AIM Weingarten Fund                                     0.75%                   0.25%                1.00%"

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated:  May 2, 2003

                                               AIM EQUITY FUNDS
                                               (on behalf of its Class B Shares)


Attest:  /s/ illegible                         By:  /s/ Robert H. Graham
         ---------------------------                ---------------------------
            Assistant Secretary                            President